AMENDMENT NO. 1
TO THE
SECOND AMENDED AND RESTATED
SWIFT ENERGY COMPANY
2005 STOCK COMPENSATION PLAN
SWIFT ENERGY COMPANY, a Texas corporation (the “Company”), pursuant to the authority granted in Section 14(b) of the Second Amended and Restated Swift Energy Company 2005 Stock Compensation Plan (the “Plan”), hereby amends the Plan, effective as of May 20, 2014, as follows:
WITNESSETH:
WHEREAS, the Plan provides for the maximum aggregate number of shares of the Company’s common stock in respect of which Awards may be granted under the Plan as 9,075,000 shares, inclusive of the additional 2,100,000 additional shares that were approved as part of the Plan on May 21, 2013 (“Plan Maximum”); and
WHEREAS, the Board of Directors of the Company and the requisite number of the Company’s shareholders at the May 20, 2014 Annual Meeting of Shareholders have approved the Plan Maximum to be increased by up to an additional 475,000 shares:
NOW, THEREFORE, the Plan shall read as follows:

1.	Existing Section 5(b) of the Plan shall remain in its entirety except that “9,075,000” be deleted and “up to 9,550,000” be substituted in its place.

1.	Except as amended hereby, the Plan shall remain in full effect.
IN WITNESS WHEREOF, the Plan is amended effective as of the day and year first above written.

SWIFT ENERGY COMPANY
By:	/s/ Bruce H. Vincent
Bruce H. Vincent President